                                                                   Exhibit 99.25

                                                                       EXHIBIT A

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE
HAVE  BEEN  REGISTERED  WITH  THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR THE
SECURITIES   COMMISSION  OF  ANY  STATE  IN  RELIANCE  UPON  AN  EXEMPTION  FROM
REGISTRATION  UNDER THE  SECURITIES  ACT OF 1933,  AS AMENDED  (THE  "SECURITIES
ACT"),  AND,  ACCORDINGLY,  MAY NOT BE OFFERED  OR SOLD  EXCEPT  PURSUANT  TO AN
EFFECTIVE  REGISTRATION  STATEMENT  UNDER THE  SECURITIES  ACT OR PURSUANT TO AN
AVAILABLE  EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE  REGISTRATION
REQUIREMENTS  OF THE  SECURITIES  ACT AND IN ACCORDANCE  WITH  APPLICABLE  STATE
SECURITIES  LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO
SUCH  EFFECT,  THE  SUBSTANCE  OF WHICH SHALL BE  REASONABLY  ACCEPTABLE  TO THE
COMPANY.  THIS  SECURITY AND THE  SECURITIES  ISSUABLE  UPON  CONVERSION OF THIS
SECURITY MAY BE PLEDGED IN CONNECTION  WITH A BONA FIDE MARGIN  ACCOUNT OR OTHER
LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: September __, 2007
Original Conversion Price (subject to adjustment herein): $0.15

                                                              $_________________

            ORIGINAL ISSUE DISCOUNT SECURED CONVERTIBLE DEBENTURE
                             DUE SEPTEMBER __, 2010

        THIS DEBENTURE is one of a series of duly  authorized and validly issued
Original Issue Discount Secured Convertible Debentures of Hartville Group, Inc.,
a Nevada  corporation,  having its principal place of business at 3840 Greentree
Ave., SW, Canton,  Ohio 44706 (the "COMPANY"),  designated as its Original Issue
Discount Secured Convertible Debentures, due September __, 2010 (this debenture, the "DEBENTURE" and collectively  with the other such series of debentures,  the
"DEBENTURES").

      FOR    VALUE    RECEIVED,    the    Company    promises    to    pay    to
________________________ or its registered assigns (the "HOLDER"), or shall have paid pursuant to the terms hereunder,  the principal sum of  $_______________ on
September  __, 2010,  or such  earlier date as this  Debenture is required to be repaid as provided hereunder (the "MATURITY Date"). This Debenture is subject to the following additional provisions:

      SECTION 1. DEFINITIONS.  For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase  Agreement  and (b) the following terms shall have the following meanings:

            "ALTERNATE  CONSIDERATION"  shall  have  the  meaning  set  forth in
      Section 5(e).

            "BANKRUPTCY  EVENT"  means  any of the  following  events:  (a)  the
      Company  or any  Significant  Subsidiary  (as such term is defined in Rule
      1-02(w) of Regulation  S-X) thereof  commences a case or other  proceeding under any  bankruptcy,  reorganization,  arrangement,  adjustment of debt, relief of debtors,  dissolution,  insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant  Subsidiary thereof;  (b) there is  commenced  against the Company or any  Significant
      Subsidiary  thereof  any such  case or  proceeding  that is not  dismissed within 60 days after  commencement;  (c) the  Company  or any  Significant
      Subsidiary  thereof is  adjudicated  insolvent or bankrupt or any order of relief or other order  approving  any such case or  proceeding is entered;
      (d)  the  Company  or  any  Significant  Subsidiary  thereof  suffers  any appointment of any custodian or the like for it or any substantial part of its property  that is not  discharged  or stayed  within 60 calendar  days after such  appointment;  (e) the  Company or any  Significant  Subsidiary
      thereof makes a general  assignment for the benefit of creditors;  (f) the
      Company  or any  Significant  Subsidiary  thereof  calls a meeting  of its
      creditors  with  a  view  to  arranging  a   composition,   adjustment  or
      restructuring  of  its  debts;  or (g)  the  Company  or  any  Significant
      Subsidiary  thereof, by any act or failure to act, expressly indicates its consent to,  approval of or  acquiescence in any of the foregoing or takes any  corporate  or other  action for the purpose of  effecting  any of the foregoing.

            "BASE CONVERSION  PRICE" shall have the meaning set forth in Section
      5(b).

            "BUSINESS DAY" means any day except Saturday,  Sunday, any day which shall be a federal  legal holiday in the United States or any day on which banking  institutions  in the State of New York are authorized or required by law or other governmental action to close.

            "BUY-IN" shall have the meaning set forth in Section 4(d)(v).

            "CHANGE OF CONTROL  TRANSACTION" means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule  13d-5(b)(1)  promulgated under the Exchange  Act) of effective  control  (whether  through legal or beneficial  ownership  of capital  stock of the  Company,  by  contract or otherwise)  of in excess of 40% of the voting  securities  of the  Company
      (other than by means of conversion or exercise of the  Debentures  and the
      Securities  issued  together  with the  Debentures),  or (ii) the  Company merges into or  consolidates  with any other Person,  or any Person merges into or  consolidates  with the Company and,  after giving  effect to such transaction,  the  stockholders of the Company  immediately  prior to such transaction own less than 60% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a three year period of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members  of the  board  of  directors  on the  date  hereof  (or by  those individuals  who are serving as members of the board of  directors  on any date whose nomination to the board of directors was approved by a majority of the  members  of the board of  directors  who are  members  on the date hereof),  or (v) the execution by the Company of an agreement to which the
      Company  is a party  or by  which it is  bound,  providing  for any of the events set forth in clauses (i) through (iv) above.

            "COMMON  STOCK" means the common stock,  par value $0.001 per share, of the Company and stock of any other class of securities  into which such securities may hereafter be reclassified or changed into.

            "CONVERSION DATE" shall have the meaning set forth in Section 4(a).

            "CONVERSION PRICE" shall have the meaning set forth in Section 4(b).

            "CONVERSION SHARES" means, collectively,  the shares of Common Stock issuable upon  conversion of this  Debenture in accordance  with the terms hereof.

            "DEBENTURE  REGISTER"  shall have the  meaning  set forth in Section
      2(c).

            "DILUTIVE  ISSUANCE"  shall  have the  meaning  set forth in Section
      5(b).

            "DILUTIVE  ISSUANCE  NOTICE"  shall  have the  meaning  set forth in
      Section 5(b).

            "EFFECTIVENESS  PERIOD"  shall  have the  meaning  set  forth in the
      Registration Rights Agreement.

            "EVENT OF DEFAULT" shall have the meaning set forth in Section 8.

            "EXCHANGE  ACT"  means  the  Securities  Exchange  Act of  1934,  as amended, and the rules and regulations promulgated thereunder.

            "FUNDAMENTAL  TRANSACTION"  shall  have  the  meaning  set  forth in
      Section 5(e).

            "LATE FEES" shall have the meaning set forth in Section 2(d).

            "MANDATORY  DEFAULT  AMOUNT" means the sum of (i) the greater of (A)
      110% of the outstanding  principal  amount of this  Debenture,  or (B) the outstanding  principal amount of this Debenture  divided by the Conversion
      Price on the date the Mandatory  Default Amount is either (a) demanded (if demand or notice is required  to create an Event of Default) or  otherwise due  or  (b)  paid  in  full,  whichever  has a  lower  Conversion  Price, multiplied by the VWAP on the date the Mandatory  Default Amount is either
      (x) demanded or otherwise due or (y) paid in full,  whichever has a higher
      VWAP, and (ii) all other amounts,  costs,  expenses and liquidated damages due in respect of this Debenture.

             "NEW YORK COURTS" shall have the meaning set forth in Section 9(d).

            "NOTICE OF  CONVERSION"  shall have the meaning set forth in Section
      4(a).

            "ORIGINAL  ISSUE DATE"  means the date of the first  issuance of the
      Debentures, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debentures.

            "PERMITTED  INDEBTEDNESS" means (a) the Indebtedness existing on the
      Original  Issue Date and set forth on  SCHEDULE  3.1(AA)  attached  to the
      Purchase   Agreement  and  (b)  lease   obligations   and  purchase  money
      indebtedness of up to $250,000,  in the aggregate,  incurred in connection with the acquisition of capital assets and lease  obligations with respect to newly acquired or leased assets.

            "PERMITTED  LIEN" means the individual  and collective  reference to the following:  (a) Liens for taxes,  assessments  and other  governmental charges or levies not yet due or Liens for  taxes,  assessments  and other governmental  charges  or  levies  being  contested  in good  faith and by appropriate  proceedings  for which  adequate  reserves (in the good faith judgment  of the  management  of the  Company)  have been  established  in accordance  with GAAP; (b) Liens imposed by law which were incurred in the
      ordinary   course  of  the   Company's   business,   such  as   carriers',
      warehousemen's and mechanics' Liens, statutory landlords' Liens, and other similar  Liens arising in the ordinary  course of the Company's  business, and which (x) do not individually or in the aggregate  materially  detract from the value of such  property  or assets or  materially  impair the use thereof  in  the  operation  of  the  business  of  the  Company  and  its consolidated  Subsidiaries  or (y) are being  contested  in good  faith by appropriate  proceedings,  which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; and (c) Liens incurred in connection  with Permitted
      Indebtedness under clause (b) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased.

             "PERSON" means an individual or  corporation,  partnership,  trust,
      incorporated  or  unincorporated   association,   joint  venture,  limited
      liability  company,  joint  stock  company,  government  (or an  agency or subdivision thereof) or other entity of any kind.

            "PURCHASE  AGREEMENT" means the Securities  Purchase Agreement among the Company and the original  Holders,  dated as of September 17, 2007, as amended, modified or supplemented from time to time in accordance with its terms.

            "REGISTRATION   RIGHTS  AGREEMENT"  means  the  Registration  Rights
      Agreement among the Company and the original Holders, dated as of the date of the Purchase Agreement, as amended,  modified or supplemented from time to time in accordance with its terms.

            "REGISTRATION   STATEMENT"  means  a  registration   statement  that
      registers the resale of all Conversion Shares of the Holder,  who shall be named as a "selling  stockholder"  therein,  and meets the requirements of the Registration Rights Agreement.

            "SECURITIES  ACT" means the Securities Act of 1933, as amended,  and the rules and regulations promulgated thereunder.

            "SHARE  DELIVERY  DATE"  shall have the meaning set forth in Section
      4(d).

            "SUBSIDIARY"  shall  have the  meaning  set  forth  in the  Purchase
      Agreement.

            "TRADING DAY" means a day on which the principal  Trading  Market is open for business.

            "TRADING  MARKET" means the following  markets or exchanges on which the Common  Stock is listed or quoted for trading on the date in question:
      the  American  Stock  Exchange,  the  Nasdaq  Capital  Market,  the Nasdaq
      National Market, the New York Stock Exchange or the OTC Bulletin Board.

            "TRANSACTION  DOCUMENTS"  shall  have the  meaning  set forth in the
      Purchase Agreement.

            "VWAP" means, for any date, the price determined by the first of the following clauses that applies:  (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the
      Common Stock for such date (or the nearest  preceding date) on the Trading
      Market on which the Common  Stock is then  listed or quoted for trading as reported by  Bloomberg  L.P.  (based on a Trading Day from 9:30 a.m.  (New
      York City time) to 4:02 p.m. (New York City time); (b) if the OTC Bulletin
      Board is not a Trading Market,  the volume  weighted  average price of the
      Common  Stock for such  date (or the  nearest  preceding  date) on the OTC
      Bulletin Board;  (c) if the Common Stock is not then quoted for trading on the OTC  Bulletin  Board  and if  prices  for the  Common  Stock  are then reported in the "Pink Sheets" published by Pink Sheets,  LLC (or a similar organization or agency  succeeding to its functions of reporting  prices), the most recent bid price per share of the Common  Stock so  reported;  or
      (d) in all other  cases,  the fair market value of a share of Common Stock as determined by an  independent  appraiser  selected in good faith by the
      Holder and reasonably acceptable to the Company.

      SECTION 2.  INTEREST AND PREPAYMENT.

            a)  INTEREST.  No interest  shall be payable on this  Debenture,  it being  understood  that such  Debenture has been  purchased at an original issue discount in lieu of interest.

            b) PREPAYMENT.  Except as otherwise set forth in this Debenture, the
      Company  may not  prepay  any  portion  of the  principal  amount  of this
      Debenture without the prior written consent of the Holder.

      SECTION 3.   REGISTRATION OF TRANSFERS AND EXCHANGES.

            a) DIFFERENT  DENOMINATIONS.  This Debenture is exchangeable  for an equal  aggregate  principal  amount of Debentures of different  authorized denominations,  as  requested  by the  Holder  surrendering  the same.  No service  charge  will be payable  for such  registration  of  transfer  or exchange.

            b)  INVESTMENT  REPRESENTATIONS.  This  Debenture  has  been  issued subject to certain  investment  representations of the original Holder set forth in the Purchase  Agreement and may be  transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

            c) RELIANCE ON  DEBENTURE  REGISTER.  Prior to due  presentment  for transfer  to the Company of this  Debenture,  the Company and any agent of the  Company  may treat the  Person in whose name this  Debenture  is duly registered on the  Debenture  Register as the owner hereof for the purpose of  receiving  payment  as herein  provided  and for all  other  purposes, whether or not this Debenture is overdue,  and neither the Company nor any such agent shall be affected by notice to the contrary.

      SECTION 4.    CONVERSION.

            a) VOLUNTARY  CONVERSION.  At any time after the Original Issue Date until this Debenture is no longer  outstanding,  this  Debenture  shall be convertible,  in whole or in part,  into  shares  of  Common  Stock at the option of the  Holder,  at any time and from time to time  (subject to the conversion limitations set forth in Section 4(c) hereof). The Holder shall effect  conversions  by delivering to the Company a Notice of  Conversion,
      the  form  of  which  is  attached   hereto  as  ANNEX  A  (a  "NOTICE  OF
      CONVERSION"), specifying therein the principal amount of this Debenture to be converted  and the date on which such  conversion  shall be effected (a
      "CONVERSION  DATE").  If no  Conversion  Date is  specified in a Notice of
      Conversion,  the  Conversion  Date  shall be the date that such  Notice of
      Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire  principal amount of this Debenture has been so converted.  Conversions hereunder shall have the effect of lowering the outstanding  principal  amount of this Debenture in an amount equal to the applicable  conversion.  The Holder and the Company shall maintain records
      showing  the   principal   amount(s)   converted  and  the  date  of  such
      conversion(s).  The  Company  may  deliver an  objection  to any Notice of
      Conversion   within  2  Business  Days  of  delivery  of  such  Notice  of
      Conversion. In the event of any dispute or discrepancy, the records of the
      Holder shall be controlling and  determinative  in the absence of manifest error.  THE HOLDER,  AND ANY  ASSIGNEE BY  ACCEPTANCE  OF THIS  DEBENTURE,
      ACKNOWLEDGE AND AGREE THAT, BY REASON OF THE PROVISIONS OF THIS PARAGRAPH,
      FOLLOWING  CONVERSION  OF A PORTION  OF THIS  DEBENTURE,  THE  UNPAID  AND
      UNCONVERTED PRINCIPAL AMOUNT OF THIS DEBENTURE MAY BE LESS THAN THE AMOUNT
      STATED ON THE FACE HEREOF.

            b)  CONVERSION   PRICE.  The  conversion  price  in  effect  on  any
      Conversion  Date shall be equal to $0.15  (subject to  adjustment  herein)
      (the "CONVERSION PRICE").

            c) Intentionally Omitted.

            d) MECHANICS OF CONVERSION.

                  i.  CONVERSION  SHARES  ISSUABLE UPON  CONVERSION OF PRINCIPAL
            AMOUNT.  The  number  of  shares of  Common  Stock  issuable  upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding  principal  amount of this Debenture to be converted by (y) the Conversion Price.

                  ii. DELIVERY OF CERTIFICATE  UPON  CONVERSION.  Not later than three Trading Days after each  Conversion  Date (the "SHARE DELIVERY
            DATE"), the Company shall deliver, or cause to be delivered,  to the
            Holder a certificate  or  certificates  representing  the Conversion
            Shares  which,  on or after  the  Effective  Date,  shall be free of restrictive legends and trading restrictions (other than those which may then be required by the  Purchase  Agreement)  representing  the number of shares of Common Stock being  acquired upon the conversion of this Debenture. On or after the Effective Date, the Company shall use its best  efforts to deliver  any  certificate  or  certificates required  to be  delivered  by the  Company  under  this  Section  4 electronically  through  the  Depository  Trust  Company  or another established clearing corporation performing similar functions.

                  iii.  FAILURE TO DELIVER  CERTIFICATES.  If in the case of any
            Notice  of  Conversion  such  certificate  or  certificates  are not delivered  to or as directed by the  applicable  Holder by the third
            Trading Day after the Conversion  Date, the Holder shall be entitled to elect by written  notice to the  Company at any time on or before its receipt of such  certificate  or  certificates,  to rescind such
            Conversion,  in which event the Company shall promptly return to the
            Holder any  original  Debenture  delivered  to the  Company  and the
            Holder  shall   promptly   return  the  Common  Stock   certificates
            representing  the principal  amount of this  Debenture  tendered for conversion to the Company.

                  iv.  OBLIGATION  ABSOLUTE;  PARTIAL  LIQUIDATED  DAMAGES.  The
            Company's  obligations  to issue and deliver the  Conversion  Shares upon  conversion  of this  Debenture  in  accordance  with the terms hereof are absolute and unconditional, irrespective of any action or inaction  by the Holder to enforce  the same,  any waiver or consent with respect to any provision  hereof,  the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim,  recoupment,  limitation or termination, or any breach or  alleged  breach  by  the  Holder  or  any  other  Person  of any obligation to the Company or any  violation or alleged  violation of law by the Holder or any other Person, and irrespective of any other circumstance  which might  otherwise  limit such  obligation  of the
            Company  to the  Holder  in  connection  with the  issuance  of such
            Conversion Shares;  PROVIDED,  HOWEVER, that such delivery shall not operate as a waiver by the  Company of any such  action the  Company may have  against  the  Holder.  In the  event  the  Holder  of this

            Debenture  shall  elect  to  convert  any or all of the  outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any  violation  of law,  agreement or for any other reason,  unless an injunction  from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained,  and the Company posts a surety  bond for the  benefit of the Holder in the amount of
            150% of the outstanding principal amount of this Debenture, which is subject to the  injunction,  which bond shall remain in effect until the completion of  arbitration/litigation  of the underlying dispute and the  proceeds  of which  shall be payable to such  Holder to the extent it obtains judgment.  In the absence of such injunction,  the
            Company shall issue Conversion Shares or, if applicable,  cash, upon a properly noticed  conversion.  If the Company fails for any reason to deliver to the Holder such  certificate or certificates  pursuant to Section  4(d)(ii) by the third  Trading Day after the  Conversion
            Date  (other  than as to any  disputed  amounts in  accordance  with
            Section  4(a),  the Company  shall pay to such Holder,  in cash,  as liquidated damages and not as a penalty, for each $1000 of principal amount being  converted,  $10 per Trading Day (increasing to $20 per
            Trading Day on the fifth Trading Day after such  liquidated  damages begin to accrue) for each  Trading Day after such third  Trading Day until such certificates are delivered.  Nothing herein shall limit a
            Holder's  right to pursue  actual  damages  or  declare  an Event of
            Default  pursuant to Section 8 hereof for the  Company's  failure to deliver  Conversion  Shares within the period  specified  herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including,  without limitation,  a
            decree  of  specific   performance  and/or  injunctive  relief.  The
            exercise  of any such  rights  shall not  prohibit  the Holder  from seeking to enforce  damages  pursuant to any other Section hereof or under applicable law.

                  v.  COMPENSATION  FOR  BUY-IN ON  FAILURE  TO  TIMELY  DELIVER
            CERTIFICATES  UPON  CONVERSION.  In  addition  to any  other  rights available  to the  Holder,  if the  Company  fails for any reason to deliver to the Holder such  certificate or certificates by the Share
            Delivery Date pursuant to Section 4(d)(ii),  and if after such Share
            Delivery  Date the  Holder  is  required  by its  brokerage  firm to purchase  (in an open market  transaction  or  otherwise)  shares of
            Common Stock to deliver in  satisfaction of a sale by such Holder of the Conversion  Shares which the Holder was entitled to receive upon the  conversion  relating to such Share  Delivery Date (a "BUY-IN"), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which  (x) the  Holder's  total  purchase  price  (including  any brokerage commissions) for the Common Stock so purchased exceeds (y)
            the product of (1) the  aggregate  number of shares of Common  Stock that such Holder was  entitled  to receive  from the  conversion  at issue  multiplied  by (2) the  actual  sale  price at which the sell
            order  giving  rise  to  such  purchase   obligation   was  executed
            (including any brokerage  commissions)  and (B) at the option of the
            Holder,   either  reissue  (if  surrendered)  this  Debenture  in  a principal  amount  equal to the  principal  amount of the  attempted conversion  or  deliver to the Holder the number of shares of Common
            Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(d)(ii).  For example, if the Holder  purchases  Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the
            Conversion Shares (including any brokerage  commissions) giving rise to such purchase  obligation was a total of $10,000 under clause (A)
            of the immediately preceding sentence, the Company shall be required to pay the Holder  $1,000.  The Holder  shall  provide  the  Company written  notice  indicating  the  amounts  payable  to the Holder in respect of the Buy-In and, upon request of the Company,  evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in
            equity  including,   without   limitation,   a  decree  of  specific
            performance  and/or  injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common
            Stock upon conversion of this Debenture as required  pursuant to the terms hereof.

                  vi.  RESERVATION  OF  SHARES  ISSUABLE  UPON  CONVERSION.  The
            Company  covenants  that it will at all times after it has  received shareholder  approval to increase its  authorized  capital,  or when
            otherwise   available,   reserve  and  keep  available  out  of  its
            authorized and unissued  shares of Common Stock for the sole purpose of  issuance  upon  conversion  of this  Debenture,  each as  herein provided, free from preemptive rights or any other actual contingent purchase  rights of Persons  other  than the  Holder  (and the other holders of the  Debentures),  not less than such aggregate number of shares  of the  Common  Stock as shall  (subject  to the  terms  and conditions set forth in the Purchase  Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the  outstanding  principal  amount of this Debenture.
            The Company  covenants that all shares of Common Stock that shall be so issuable shall,  upon issue, be duly authorized,  validly issued, fully paid and nonassessable  and, if the Registration  Statement is then  effective  under the  Securities  Act, shall be registered for public sale in accordance with such Registration Statement.

                  vii.  FRACTIONAL  SHARES.  Upon  a  conversion  hereunder  the
            Company   shall  not  be  required   to  issue  stock   certificates
            representing  fractions  of  shares  of  Common  Stock,  but  may if otherwise  permitted,  make a cash  payment  in respect of any final fraction of a share  based on the VWAP at such time.  If the Company elects not, or is unable,  to make such a cash  payment,  the Holder shall be  entitled to  receive,  in lieu of the final  fraction of a share, 1 whole share of Common Stock.

                  viii.  TRANSFER TAXES. The issuance of certificates for shares of the Common Stock on  conversion of this  Debenture  shall be made without  charge to the Holder  hereof for any  documentary  stamp or similar  taxes  that  may be  payable  in  respect  of the  issue or delivery of such  certificates,  provided that the Company shall not be  required  to pay any tax that may be  payable  in respect of any
            transfer   involved  in  the  issuance  and  delivery  of  any  such
            certificate  upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such certificates  unless or until the person or persons  requesting  the  issuance  thereof  shall  have paid to the
            Company  the  amount of such tax or shall  have  established  to the satisfaction of the Company that such tax has been paid.

      SECTION 5.  CERTAIN ADJUSTMENTS.

            a) STOCK  DIVIDENDS  AND STOCK SPLITS.  If the Company,  at any time while  this  Debenture  is  outstanding:  (A)  pays a  stock  dividend  or otherwise  makes a  distribution  or  distributions  payable  in shares of
      Common  Stock on shares of Common  Stock or any Common  Stock  Equivalents
      (which,  for  avoidance  of doubt,  shall not include any shares of Common
      Stock  issued by the  Company  upon  conversion  of this  Debenture);  (B)
      subdivides  outstanding  shares of Common  Stock  into a larger  number of shares;  (C)  combines  (including  by  way  of  a  reverse  stock  split)
      outstanding shares of Common Stock into a smaller number of shares; or (D)
      issues, in the event of a reclassification  of shares of the Common Stock, any shares of capital  stock of the  Company,  then the  Conversion  Price shall be  multiplied  by a fraction  of which the  numerator  shall be the number of shares of Common Stock  (excluding  any  treasury  shares of the
      Company)  outstanding  immediately  before  such  event  and of which  the denominator  shall be the  number of shares  of Common  Stock  outstanding immediately after such event. Any adjustment made pursuant to this Section
      shall  become  effective   immediately  after  the  record  date  for  the
      determination  of  stockholders  entitled  to  receive  such  dividend  or distribution  and shall become effective  immediately  after the effective date in the case of a subdivision, combination or re-classification.

            b)  SUBSEQUENT  EQUITY  SALES.  If the  Company  or  any  Subsidiary
      thereof,  as applicable,  at any time while this Debenture is outstanding, sells or grants  any  option to  purchase  or sells or grants any right to reprice its securities,  or otherwise  disposes of or issues (or announces any sale, grant or any option to purchase or other disposition) any Common
      Stock or Common Stock  Equivalents  entitling any Person to acquire shares of Common  Stock at an  effective  price per share  that is lower than the then Conversion Price (such lower price,  the "BASE CONVERSION  PRICE" and such issuances collectively,  a "DILUTIVE ISSUANCE") (if the holder of the
      Common  Stock or Common  Stock  Equivalents  so issued  shall at any time, whether by  operation of purchase  price  adjustments,  reset  provisions, floating conversion,  exercise or exchange prices or otherwise,  or due to warrants,  options or rights per share which are issued in connection with such  issuance,  be  entitled  to  receive  shares of  Common  Stock at an effective  price per share that is lower than the Conversion  Price,  such issuance  shall be deemed to have  occurred  for less than the  Conversion
      Price on such date of the Dilutive  Issuance),  then the Conversion  Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.
      Notwithstanding  the  foregoing,  no  adjustment  will be made  under this
      Section 5(b) in respect of an Exempt  Issuance.  The Company  shall notify

                                       10

      the  Holder in  writing,  no later than the  Business  Day  following  the issuance of any Common Stock or Common Stock  Equivalents  subject to this
      Section  5(b),  indicating  therein  the  applicable  issuance  price,  or applicable reset price, exchange price, conversion price and other pricing terms (such  notice,  the  "DILUTIVE  ISSUANCE  NOTICE").  For purposes of clarification,  whether or not the  Company  provides a Dilutive  Issuance
      Notice  pursuant to this Section 5(b), upon the occurrence of any Dilutive
      Issuance,  the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive
      Issuance,  regardless of whether the Holder  accurately refers to the Base
      Conversion Price in the Notice of Conversion.

            c) SUBSEQUENT  RIGHTS OFFERINGS.  If the Company,  at any time while the Debenture is outstanding,  shall issue rights,  options or warrants to all  holders  of  Common  Stock  (and not to  Holders)  entitling  them to subscribe for or purchase shares of Common Stock at a price per share that is lower  than the VWAP on the  record  date  referenced  below,  then the
      Conversion   Price  shall  be  multiplied  by  a  fraction  of  which  the denominator  shall be the number of shares of the Common Stock outstanding on the date of  issuance  of such  rights or  warrants  plus the number of additional  shares of Common Stock offered for  subscription  or purchase, and of which the  numerator  shall be the  number of shares of the  Common
      Stock  outstanding on the date of issuance of such rights or warrants plus the  number of  shares  which the  aggregate  offering  price of the total number of shares so offered  (assuming  delivery to the Company in full of all  consideration  payable  upon  exercise  of such  rights,  options  or warrants)  would  purchase  at such VWAP.  Such  adjustment  shall be made whenever  such rights or warrants are issued,  and shall become  effective immediately  after the record date for the  determination  of stockholders entitled to receive such rights, options or warrants.

            d) PRO RATA  DISTRIBUTIONS.  If the Company,  at any time while this
      Debenture is outstanding,  distributes to all holders of Common Stock (and not to the Holders)  evidences of its  indebtedness  or assets  (including cash and cash  dividends)  or  rights  or  warrants  to  subscribe  for or purchase any security (other than the Common Stock, which shall be subject to Section  5(b)),  then in each such case the  Conversion  Price shall be adjusted by multiplying such Conversion Price in effect  immediately prior to the record date fixed for  determination  of  stockholders  entitled to receive such  distribution by a fraction of which the denominator shall be the VWAP  determined as of the record date mentioned  above,  and of which the  numerator  shall be such VWAP on such  record date less the then fair market value at such record date of the portion of such assets or evidence of  indebtedness so distributed  applicable to 1 outstanding  share of the
      Common  Stock as  determined  by the Board of  Directors of the Company in good  faith.  In  either  case the  adjustments  shall be  described  in a statement  delivered  to the Holder  describing  the  portion of assets or evidences of  indebtedness  so  distributed  or such  subscription  rights applicable  to 1 share of  Common  Stock.  Such  adjustment  shall be made whenever  any  such  distribution  is  made  and  shall  become  effective immediately after the record date mentioned above.

                                       11

            e) FUNDAMENTAL TRANSACTION.  If, at any time while this Debenture is outstanding,  (A) the Company effects any merger or  consolidation  of the
      Company with or into another  Person,  (B) the Company effects any sale of all or  substantially  all of its assets in one transaction or a series of related  transactions,  (C) any tender offer or exchange offer (whether by the Company or another  Person) is completed  pursuant to which holders of
      Common Stock are  permitted  to tender or exchange  their shares for other
      securities,   cash  or   property,   or  (D)  the   Company   effects  any
      reclassification  of the Common  Stock or any  compulsory  share  exchange pursuant  to which  the  Common  Stock is  effectively  converted  into or exchanged  for other  securities,  cash or property  (in any such case,  a
      "FUNDAMENTAL  TRANSACTION"),  then, upon any subsequent conversion of this
      Debenture, the Holder shall have the right to receive, for each Conversion
      Share that would have been issuable upon such conversion immediately prior to the  occurrence  of such  Fundamental  Transaction,  the same  kind and amount of  securities,  cash or property as it would have been entitled to receive upon the  occurrence  of such  Fundamental  Transaction  if it had been, immediately prior to such Fundamental  Transaction,  the holder of 1 share of Common Stock (the "ALTERNATE CONSIDERATION"). For purposes of any such  conversion,  the  determination  of the  Conversion  Price  shall be appropriately  adjusted to apply to such Alternate  Consideration based on the amount of  Alternate  Consideration  issuable in respect of 1 share of
      Common  Stock  in such  Fundamental  Transaction,  and the  Company  shall apportion  the  Conversion  Price among the Alternate  Consideration  in a
      reasonable   manner   reflecting  the  relative  value  of  any  different
      components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities,  cash or property to be received in a Fundamental Transaction,  then the Holder shall be given the same choice as to the Alternate  Consideration it receives upon any conversion of this
      Debenture following such Fundamental Transaction.  To the extent necessary to effectuate  the foregoing  provisions,  any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture  consistent  with the foregoing  provisions and evidencing the Holder's right to convert such debenture into Alternate Consideration.
      The terms of any agreement pursuant to which a Fundamental  Transaction is effected  shall  include terms  requiring any such  successor or surviving entity to comply with the  provisions  of this  Section  5(e) and insuring that this Debenture (or any such  replacement  security) will be similarly adjusted  upon  any  subsequent  transaction  analogous  to a  Fundamental
      Transaction.

            f) CALCULATIONS. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.
      For  purposes  of this  Section  5, the  number of shares of Common  Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the
      Company) issued and outstanding.

            g) NOTICE TO THE HOLDER.

                  i.  ADJUSTMENT TO CONVERSION  PRICE.  Whenever the  Conversion
            Price is adjusted  pursuant to any  provision of this Section 5, the
            Company shall  promptly  mail to each Holder a notice  setting forth the Conversion Price after such adjustment and setting forth a brief

                                       12

            statement of the facts  requiring  such  adjustment.  If the Company issues a variable rate security,  despite the prohibition thereon in the Purchase  Agreement,  the Company shall be deemed to have issued
            Common  Stock or Common  Stock  Equivalents  at the lowest  possible conversion  or  exercise  price  at  which  such  securities  may be converted or exercised  in the case of a Variable  Rate  Transaction
            (as defined in the Purchase Agreement).

                  ii. NOTICE TO ALLOW  CONVERSION BY HOLDER.  If (A) the Company
            shall  declare a dividend  (or any other  distribution  in  whatever form) on the Common  Stock,  (B) the Company shall declare a special nonrecurring  cash  dividend on or a redemption of the Common Stock,
            (C) the Company  shall  authorize the granting to all holders of the
            Common Stock of rights or warrants to subscribe  for or purchase any shares  of  capital  stock of any  class or of any  rights,  (D) the approval of any  stockholders  of the  Company  shall be required in connection  with  any  reclassification  of the  Common  Stock,  any consolidation or merger to which the Company is a party, any sale or transfer of all or  substantially  all of the assets of the Company, of any  compulsory  share  exchange  whereby  the  Common  Stock  is converted into other securities, cash or property or (E) the Company
            shall   authorize   the   voluntary  or   involuntary   dissolution,
            liquidation  or winding up of the affairs of the Company,  then,  in each case,  the  Company  shall  cause to be filed at each office or agency  maintained for the purpose of conversion of this  Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the  Debenture  Register,  at least 20 calendar days prior to the applicable  record or effective  date  hereinafter specified,  a notice stating (x) the date on which a record is to be taken for the purpose of such  dividend,  distribution,  redemption, rights or warrants,  or if a record is not to be taken,  the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions,  redemption, rights or warrants are to be  determined  or (y) the  date  on  which  such  reclassification, consolidation,  merger, sale, transfer or share exchange is expected to  become  effective  or  close,  and the  date as of  which  it is expected  that  holders  of the  Common  Stock  of  record  shall be
            entitled  to  exchange   their   shares  of  the  Common  Stock  for
            securities,   cash  or  other   property   deliverable   upon   such
            reclassification,  consolidation,  merger,  sale,  transfer or share exchange,  provided  that the failure to deliver  such notice or any defect  therein  or in the  delivery  thereof  shall not  affect the validity of the  corporate  action  required to be specified in such notice.  The Holder is entitled to convert this Debenture during the
            20-day  period  commencing  on the date of such  notice  through the effective date of the event triggering such notice.

            a) SECTION 6. Intentionally Omitted.

      SECTION 7.  NEGATIVE   COVENANTS.   As  long  as  any  portion  of  this
Debenture  remains  outstanding,  the Company  shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                                       13

            a) other than Permitted Indebtedness,  except with the prior written consent of the Agent (as defined in the Security  Agreement),  enter into, create,  incur, assume,  guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee,  on or with  respect to any of its  property or assets now owned or  hereafter acquired or any interest therein or any income or profits therefrom;

            b) other than Permitted Liens, enter into, create,  incur, assume or suffer to exist any Liens of any kind,  on or with  respect  to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

            c) amend its charter documents,  including without  limitation,  the certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

            d) repay,  repurchase  or offer to repay,  repurchase  or  otherwise acquire  more than a DE MINIMIS  number of shares of its  Common  Stock or
      Common Stock  Equivalents  other than as to (a) the  Conversion  Shares or
      Warrant  Shares as permitted or required under the  Transaction  Documents and (b)  repurchases  of  Common  Stock or  Common  Stock  Equivalents  of
      departing  officers  and  directors  of the  Company,  provided  that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of this Debenture);

            e) enter into any agreement with respect to any of the foregoing; or

            f) pay cash dividends or distributions  on any equity  securities of the Company.

      SECTION 8.  EVENTS OF DEFAULT.

            a)  "EVENT OF  DEFAULT"  means,  wherever  used  herein,  any of the following  events  (whatever  the reason for such event and  whether  such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                  i. any default in the payment of (A) the  principal  amount of any Debenture or (B) liquidated damages and other amounts owing to a
            Holder on any  Debenture,  as and when the same shall become due and payable  (whether on a Conversion  Date or the  Maturity  Date or by acceleration  or otherwise)  which default,  solely in the case of a default under clause (B) above, is not cured within 3 Trading Days;

                  ii. the  Company  shall  fail to observe or perform  any other covenant or  agreement  contained  in the  Debentures  (other than a breach by the Company of its obligations to deliver shares of Common
            Stock to the Holder upon  conversion,  which  breach is addressed in

                                       14

            clause (xi) below) which failure is not cured,  if possible to cure, within the  earlier to occur of (A) 5 Trading  Days after  notice of such  failure  sent by the Holder or by any other  Holder and (B) 10
            Trading  Days after the  Company  has become or should  have  become aware of such failure;

                  iii. a default or event of  default  (subject  to any grace or cure  period  provided  in the  applicable  agreement,  document  or instrument)  shall occur under (A) any of the Transaction  Documents or (B) any other material agreement,  lease,  document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

                  iv. any representation or warranty made in this Debenture, any other Transaction  Documents,  any written statement pursuant hereto or thereto or any other report,  financial  statement or certificate made or  delivered to the Holder or any other Holder shall be untrue or  incorrect  in any  material  respect as of the date when made or deemed made;

                  v. the Company or any Significant  Subsidiary shall be subject to a Bankruptcy Event;

                  vi. the Company or any Subsidiary  shall default on any of its obligations under any mortgage,  credit agreement or other facility, indenture  agreement,  factoring agreement or other instrument under which  there may be  issued,  or by which  there may be  secured  or evidenced,  any  indebtedness  for borrowed money or money due under any long term leasing or factoring  arrangement that (a) involves an obligation  greater than  $150,000,  whether such  indebtedness  now exists  or shall  hereafter  be  created,  and (b)  results  in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

                  vii.  the Common  Stock shall not be  eligible  for listing or quotation for trading on a Trading  Market and shall not be eligible to resume  listing or  quotation  for  trading  thereon  within five
            Trading Days;

                  viii.  the  Company  shall be a party to any Change of Control
            Transaction  or  Fundamental  Transaction  or shall agree to sell or dispose of all or in excess of 33% of its assets in one  transaction or a series of related transactions  (whether or not such sale would constitute a Change of Control Transaction);

                  ix. Intentionally Omitted;

                  x. if,  during the  Effectiveness  Period  (as  defined in the
            Registration Rights Agreement),  either (a) the effectiveness of the
            Registration Statement lapses for any reason or (b) the Holder shall not be permitted to resell Registrable Securities (as defined in the
            Registration Rights Agreement) under the Registration  Statement for

                                       15

            a  period  of  more  than  30   consecutive   Trading   Days  or  60
            non-consecutive  Trading Days during any 12 month period;  PROVIDED,
            HOWEVER, that if the Company is negotiating a merger, consolidation, acquisition or sale of all or  substantially  all of its assets or a similar  transaction  and, in the written  opinion of counsel to the
            Company, the Registration  Statement would be required to be amended to include information concerning such pending transaction(s) or the parties  thereto  which  information  is not available or may not be publicly  disclosed at the time,  the Company  shall be permitted an additional  10  consecutive  Trading Days during any 12 month period pursuant to this Section 8(a)(x);

                  xi.  the  Company   shall  fail  for  any  reason  to  deliver
            certificates  to a Holder  prior to the  tenth  Trading  Day after a
            Conversion  Date  pursuant  to  Section  4(d) or the  Company  shall provide at any time notice to the Holder, including by way of public announcement,  of the Company's  intention to not honor requests for conversions of any Debentures in accordance with the terms hereof;

                  xii.  any monetary  judgment,  writ or similar  final  process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $100,000, and such  judgment,  writ or  similar  final  process  shall  remain unvacated, unbonded or unstayed for a period of 45 calendar days.

            b) REMEDIES UPON EVENT OF DEFAULT.  If any Event of Default  occurs, the outstanding principal amount of this Debenture, liquidated damages and other amounts owing in respect thereof  through the date of  acceleration, shall become,  at the Holder's  election,  immediately  due and payable in cash at the  Mandatory  Default  Amount.  Upon the  payment in full of the
      Mandatory  Default  Amount,  the  Holder  shall  promptly  surrender  this
      Debenture  to or as  directed  by the  Company.  In  connection  with such acceleration  described  herein,  the  Holder  need not  provide,  and the
      Company hereby waives, any presentment, demand, protest or other notice of any kind,  and the Holder may  immediately  and without  expiration of any grace period enforce any and all of its rights and remedies  hereunder and all other remedies available to it under applicable law. Such acceleration may be  rescinded  and  annulled  by Holder at any time  prior to  payment hereunder  and the  Holder  shall  have  all  rights  as a  holder  of the
      Debenture  until such time,  if any, as the Holder  receives  full payment pursuant to this Section  8(b).  No such  rescission  or  annulment  shall affect any  subsequent  Event of  Default  or impair any right  consequent thereon.

      SECTION 9.  MISCELLANEOUS.

            a)  NOTICES.   Any  and  all  notices  or  other  communications  or
      deliveries  to be provided  by the Holder  hereunder,  including,  without limitation,  any Notice of  Conversion,  shall be in writing and delivered personally,  by facsimile,  or sent by a nationally  recognized  overnight courier service, addressed to the Company, at the address set forth above,

                                       16

      facsimile number (330) 484-8081,  ATTN:  CHRISTOPHER R. SACHS, CFO or such other  facsimile  number or address as the  Company  may  specify for such purpose by notice to the Holder  delivered in accordance with this Section
      9.  Any and all  notices  or  other  communications  or  deliveries  to be provided  by the  Company  hereunder  shall be in  writing  and  delivered personally,  by facsimile,  or sent by a nationally  recognized  overnight courier  service  addressed  to each  Holder  at the  facsimile  number or address of such Holder  appearing  on the books of the  Company,  or if no such  facsimile  number or  address  appears,  at the  principal  place of business of the Holder.  Any notice or other  communication  or deliveries hereunder  shall be deemed given and  effective on the earliest of (i) the date of  transmission,  if such notice or  communication  is delivered via facsimile  at the  facsimile  number  specified in this Section 9 prior to
      5:30 p.m. (New York City time),  (ii) the date  immediately  following the date of  transmission,  if such notice or  communication  is delivered via facsimile at the facsimile number specified in this Section 9 between 5:30
      p.m. (New York City time) and 11:59 p.m. (New York City time) on any date,
      (iii) the second  Business Day following  the date of mailing,  if sent by nationally  recognized  overnight  courier  service,  or (iv) upon  actual receipt by the party to whom such notice is required to be given.

            b) ABSOLUTE  OBLIGATION.  Except as expressly  provided  herein,  no provision of this  Debenture  shall alter or impair the  obligation of the
      Company,  which is absolute and  unconditional,  to pay the  principal of, liquidated damages,  as applicable,  on this Debenture at the time, place, and rate, and in the coin or currency,  herein prescribed.  This Debenture is a direct debt  obligation  of the Company.  This  Debenture  ranks PARI
      PASSU with all other  Debentures  now or hereafter  issued under the terms set forth herein.

            c)  LOST  OR  MUTILATED  DEBENTURE.   If  this  Debenture  shall  be
      mutilated,  lost,  stolen or  destroyed,  the  Company  shall  execute and deliver,  in exchange  and  substitution  for and upon  cancellation  of a mutilated  Debenture,  or in lieu of or in substitution for a lost, stolen or destroyed  Debenture,  a new Debenture for the principal amount of this
      Debenture so mutilated,  lost, stolen or destroyed,  but only upon receipt of evidence of such loss,  theft or destruction of such Debenture,  and of the ownership hereof, reasonably satisfactory to the Company.

            d)  GOVERNING  LAW.  All  questions   concerning  the  construction,
      validity,  enforcement  and  interpretation  of this  Debenture  shall  be governed by and  construed  and enforced in  accordance  with the internal laws of the  State  of New  York,  without  regard  to the  principles  of conflict of laws  thereof.  Each party  agrees that all legal  proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction  Documents (whether brought against
      a  party  hereto  or  its  respective  Affiliates,   directors,  officers,
      shareholders,  employees  or agents)  shall be  commenced in the state and federal courts sitting in the City of New York,  Borough of Manhattan (the
      "NEW YORK COURTS").  Each party hereto hereby  irrevocably  submits to the exclusive  jurisdiction of the New York Courts for the adjudication of any dispute  hereunder  or in  connection  herewith  or with  any  transaction contemplated  hereby or discussed  herein  (including  with respect to the enforcement of any of the Transaction  Documents),  and hereby irrevocably

                                       17

      waives,  and agrees not to assert in any suit,  action or proceeding,  any claim that it is not personally  subject to the  jurisdiction  of such New
      York Courts,  or such New York Courts are improper or  inconvenient  venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process  being served in any such suit,  action or proceeding by mailing a copy thereof via  registered or certified  mail or  overnight  delivery  (with  evidence of delivery) to such party at the address in effect for notices to it under this  Debenture  and agrees that such service shall  constitute good and sufficient  service of process and notice thereof.  Nothing  contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby  irrevocably  waives,  to the fullest extent permitted  by  applicable  law,  any and all right to trial by jury in any legal  proceeding  arising  out of or relating  to this  Debenture  or the transactions contemplated hereby. If either party shall commence an action or  proceeding  to enforce  any  provisions  of this  Debenture,  then the prevailing  party in such action or proceeding  shall be reimbursed by the other party for its attorneys  fees and other costs and expenses  incurred in the  investigation,  preparation  and  prosecution  of such  action  or proceeding.

            e) WAIVER.  Any  waiver by the  Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other  breach of such  provision  or of any  breach of any other  provision  of this  Debenture.  The  failure of the  Company or the
      Holder to insist upon strict  adherence  to any term of this  Debenture on one or more  occasions  shall not be  considered  a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other  term of this  Debenture.  Any  waiver by the  Company or the
      Holder must be in writing.

            f)  SEVERABILITY.  If any  provision  of this  Debenture is invalid, illegal or  unenforceable,  the balance of this Debenture  shall remain in
      effect,   and  if  any  provision  is   inapplicable   to  any  Person  or
      circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the  applicable  rate of interest due  hereunder  shall  automatically  be lowered to equal the maximum rate of interest  permitted under  applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon,  plead, or in any manner  whatsoever claim or take the benefit or  advantage  of, any stay,  extension or usury law or other law which would  prohibit or forgive the Company  from paying all or any portion of the  principal  of or interest on this  Debenture as contemplated  herein,  wherever  enacted,  now or at any time hereafter in force,  or which may  affect  the  covenants  or the  performance  of this indenture,  and the Company  (to the extent it may  lawfully do so) hereby expressly  waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder,  delay or impeded the execution of any power herein  granted to the Holder,  but will suffer and permit the execution of every such as though no such law has been enacted.

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            g) NEXT  BUSINESS  DAY.  Whenever  any  payment or other  obligation hereunder  shall be due on a day other than a Business  Day,  such payment shall be made on the next succeeding Business Day.

            h) HEADINGS. The headings contained herein are for convenience only, do not  constitute  a part of this  Debenture  and  shall not be deemed to limit or affect any of the provisions hereof.

            i) ASSUMPTION.  Any successor to the Company or any surviving entity in a Fundamental  Transaction shall (i) assume,  prior to such Fundamental
      Transaction,  all of the  obligations  of the Company under this Debenture and the other Transaction Documents pursuant to written agreements in form and  substance  satisfactory  to  the  Holder  (such  approval  not  to be unreasonably  withheld  or  delayed)  and (ii)  issue to the  Holder a new debenture  of such  successor  entity  evidenced  by a written  instrument substantially similar in form and substance to this Debenture,  including, without  limitation,  having a principal amount and interest rate equal to the principal  amount and the interest  rate of this  Debenture and having similar  ranking to this  Debenture,  which shall be  satisfactory  to the
      Holder (any such approval not to be unreasonably withheld or delayed). The provisions  of this  Section  9(i) shall  apply  similarly  and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Debenture.

                              *********************

                                       19

      IN WITNESS  WHEREOF,  the  Company has caused  this  Debenture  to be duly executed by a duly authorized officer as of the date first above indicated.

                                     HARTVILLE GROUP, INC.

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                       20

                                     ANNEX A

                              NOTICE OF CONVERSION

      The  undersigned  hereby  elects to convert  principal  under the Original
Issue Discount Secured Convertible  Debenture of Hartville Group, Inc., a Nevada
corporation  (the  "COMPANY"),  due on September __, 2010, into shares of common stock, par value $0.001 per share (the "COMMON STOCK"), of the Company according to the  conditions  hereof,  as of the date written  below.  If shares are to be issued in the name of a person other than the undersigned,  the undersigned will pay all transfer taxes payable with respect  thereto and is delivering  herewith such  certificates  and  opinions  as  reasonably  requested  by the  Company in accordance  therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

      By the delivery of this Notice of Conversion  the  undersigned  represents and  warrants to the Company  that its  ownership  of the Common  Stock does not exceed the amounts  determined in accordance  with Section 13(d) of the Exchange
Act, specified under Section 4 of this Debenture.

      The undersigned agrees to comply with the prospectus delivery requirements under the  applicable  securities  laws in  connection  with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:
                              Date to Effect Conversion:

                              Principal Amount of Debenture to be Converted:

                              Number of shares of Common Stock to be issued:

                              Signature:

                              Name:

                              Address:

                                       21

                                   SCHEDULE 1

                               CONVERSION SCHEDULE

The Original Issue Discount Convertible  Debentures due on September __, 2010 in
the aggregate principal amount of $____________  issued by Hartville Group, Inc.
This Conversion Schedule reflects  conversions made under Section 4 of the above referenced Debenture.

                                     Dated:

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                                           Aggregate
                                           Principal
                                            Amount
 Date of Conversion       Amount of        Remaining
(or for first entry,      Conversion      Subsequent        Company Attest
Original Issue Date)                     to Conversion
                                          (or original
                                           Principal
                                            Amount)
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